EX-99.j.i.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of our report dated August 24, 2017, relating the financial statements and financial highlights, which appears in the O'Shares ETF Investments' Annual Report on Form N-CSR for the year ended June 30, 2017.  We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 25, 2018